UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On September 23 2020, Body and Mind Inc. (the “Company”) issued a news release to report the launch of Pretzel Bites into the California market and engagement of Harbor Access LLC for investor relations services.

“We are excited to expand our California branded product portfolio with the addition of our popular Pretzel Bites edibles,” stated Michael Mills, CEO of Body and Mind. “We have been selling Pretzel Bites in the Nevada market with strong customer feedback and special releases including Fourth of July and Electric Circus drops. We feel Pretzel Bites are a timely addition to the expanding California market of new and cannacurious consumers who are seeking tested, tasty alternatives to inhaled consumption. Our pretzel bites each contain 10mg of THC distillate in butter caramel squeezed between salted pretzels and dipped in milk chocolate. Pretzel bites add to our expanding California branded product portfolio, which includes BaM Stix prerolls, Body and Mind preroll packs, distillate and live-resin cartridges, G-Pen cartridges and concentrates including live resin, shatter and wax.”

View pretzel bites at https://youtu.be/UoSM_ROiOWg

Ohio Dispensary and Production Facility

The Company is in the process of rebranding the Ohio dispensary to a Body and Mind branded operation. The Company continues to advance development of the Ohio production facility with the intent of expanding the Body and Mind product portfolio to Ohio when the facility is complete. The Company has secured a long-term lease on a facility near the dispensary and has secured a conditional use permit for the production facility.

Arkansas Cultivation Facility

Construction for the cultivation area of the Arkansas facility was completed prior to the opening of the dispensary in April and the Company is advancing procurement of cultivation equipment including lights, trays, and systems.

Investor Relations Update

The Company is pleased to announce the engagement of Harbor Access LLC to provide investor relations services in the United States and Canada. “We look forward to working with the Body and Mind team building upon their achievements to date.  Michael and team have built an impressive MSO business which we believe will resonate with US, Canada and European institutional investors,” stated Jonathan Paterson, Managing Partner of Harbor Access.

Harbor Access represents and advises micro to mega market cap companies. They have a measured approach to creating a strategic capital market communications program, which helps optimize their client’s market visibility. Harbor Access brings extensive global experience and professionalism to each client and customizes every solution to meet their client’s goals. For more information about Harbor Access, please visit www.harboraccessllc.com

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated September 23, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: September 23, 2020	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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